Exhibit 99.1

NEWS RELEASE

March 11, 2009

NCR to participate in Wedbush Morgan 7th Annual Management Access Conference for investors

Presentation by Chairman and CEO, and CFO, will be webcast

DAYTON, Ohio – NCR Corporation (NYSE: NCR), announced that Bill Nuti, Chairman and Chief Executive Officer, and Tony Massetti, Chief Financial Officer, will participate in the Wedbush Morgan 7th Annual Management Access Conference for investors on Thursday, March 12, 2009 at 11:15 am EDT in New York City, New York. Their participation in the conference may be accessed via Webcast at: http://investor.ncr.com/eventdetail.cfm?EventID=66711

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company and leader in automated teller machines, self-checkouts and other self- and assisted-service solutions, serving customers in more than 100 countries. NCR’s software, hardware, consulting and support services help organizations in retail, financial, travel, healthcare and other industries interact with consumers across multiple channels.

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NCR is a trademark of NCR Corporation in the United States and other countries.

Investor Relations Contact

Gavin Bell

NCR Corporation

937-445-5905

gavin.bell@ncr.com

News Media Contact

Alan B. Ulman

NCR Corporation

770.623.7998

alan.ulman@ncr.com